                                                                      Exhibit 11

                 HEALTHDYNE TECHNOLOGIES, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                 Three Months Ended       Nine Months Ended
                                                      September 30,           September 30,
                                                ------------------------    -----------------
                                                   1996           1995        1996     1995
                                                ---------      ---------    --------  -------
Primary
-------
Net earnings                                      $ 1,261          1,270     4,358    4,507
                                                  =======         ======    ======   ======

Shares:
      Weighted average number of
        common shares outstanding                  12,624         12,368    12,559   12,354
      Shares issuable from assumed
        exercise of options and warrants              206            582       404      279
                                                  -------         ------    ------   ------

      Weighted average number of
        common shares and common
        share equivalents                          12,830         12,950    12,963   12,633
                                                  =======         ======    ======   ======

Net earnings per common share
  and common share equivalent                     $   .10            .10       .34      .36
                                                  =======         ======    ======   ======

Fully Diluted
-------------

Net earnings                                      $ 1,261          1,270     4,358    4,507
                                                  =======         ======    ======   ======

Shares:
      Weighted average number of
        common shares outstanding as
        adjusted per primary
        computation above                          12,830         12,950    12,963   12,633

      Additional shares issuable from
        assumed exercise of options and
        warrants computed on a fully
        diluted basis                                  --             65        36       22
                                                  -------         ------    ------   ------

                                                   12,830         13,015    12,999   12,655
                                                  =======         ======    ======   ======

Net earnings per common share
  and common share equivalent                     $   .10            .10       .34      .36
                                                  =======         ======    ======   ======



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